SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 8, 2002
                                                         ----------------



                                 AGTsports, Inc.
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             (Exact name of registrant as specified in its charter)



        Colorado                     0-21914                   84-1022287
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(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



             7255 E. Quincy Avenue, Suite 550, Denver, CO        80237
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               (Address of principal executive office)         (Zip code)


                                 (303) 758-5570
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              (Registrant's telephone number, including area code)

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Item 5.   Other Events.
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          (a) Letter of Intent. On February 8, 2002, the Company executed a letter of intent to acquire all of the issued and outstanding shares of Plenum Wireless, Inc., ("Plenum"), a private, development stage wireless mobile computing and communications products business based in Georgetown, Texas. The letter of intent is binding subject to satisfactory completion of due diligence, no financial losses being suffered by Plenum and no material changes occurring in Plenum management and other conditions to closing. It is contemplated that the letter of intent will be replaced with a formal Agreement.

              Under the terms of the letter of intent, a share exchange agreement will be executed which will provide that existing shares of Plenum common stock would be exchanged for an identical number of shares of a newly created Series 2002A convertible preferred stock in the Company. As a result of the proposed transaction, Plenum will become a wholly owned subsidiary of the Company, with Plenum shareholders owning, upon conversion of all Series 2002A convertible preferred stock, over 50% of the total voting outstanding shares of the Company immediately following the acquisition. The acquisition is expected to be completed during the first calendar quarter of 2002.

              Plenum, a Delaware corporation incorporated on August 31, 2001, was formed to serve the market for wireless mobile computing and communications products. Plenum's product plans include Bluetooth technology for Personal Area Network (PAN), 802.11b for Local Area Network (LAN) and GPRS for Wide Area Network. Plenum is a private, development stage company whose business has produced no revenues to date.

          (b) Additional Fund Raising Efforts. The Company expects that it will undertake efforts to raise between $250,000 and $500,000 through a private placement of shares of a newly created class of convertible preferred stock. Any funds raised will be used for future working capital needs related to Plenum's business activities assuming the Plenum transaction as noted above is consummated. There is no assurance that the Plenum transaction will be consummated and there are no assurances that the Company will be successful in raising any additional funds.

          (c) New Board Members. On February 14, 2002, the Board of Directors elected Jim Kreutz, 55, and Joe Lee, 68, of Denver, Colorado, respectively, to fill two vacancies created with the expansion of the Company's Board of Directors from two members to four members. Each of the new directors will serve until the next annual meeting of the shareholders, the date of which is yet to be determined, at which time they may stand for re-election upon vote by the shareholders of the Company.

          (d) Forward-Looking Statement. This Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among the matters discussed in this Report which are forward-looking statements include statements relating to the Company's abililiy to complete the transactions contemplated by the letter of intent and the additional fund raising efforts, which are subject to various risks, uncertainties and other factors that could cause actual results to vary materially from the results anticipated in such forward looking statements. Such risks and uncertainites include, but are not limited to, the possibility that we are unable to agree on the terms of the definitive agreements governing the transaction, or that we will be unable to close the transactions contemplated, the inability to predict the success of our combined companies, and other risks detailed from time to time in our filings with the Securities and Exchange.


                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 18th day of February, 2002.


                                            By:  /s/  Cory J. Coppage
                                               ---------------------------------
                                                      Cory J. Coppage
                                                      President and Secretary

Dated: February 18, 2002